Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226
Contact:
Douglas S. Gordon
Chief Executive Officer
414.459.4100
douglasgordon@wsbonline.com

FOR IMMEDIATE RELEASE

WATERSTONE FINANCIAL DECLARES REGULAR QUARTERLY CASH DIVIDEND
Wauwatosa, Wis. —  03/15/2016 — On March 15, 2016 the Board of Directors of Waterstone Financial, Inc. (NASDAQ: WSBF) declared a regular quarterly cash dividend of $0.05 per common share, payable on May 2, 2016 to shareholders of record at the close of business on April 12, 2016.
About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa, Brookfield, Fox Point, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield, Oak Creek, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, West Allis, Wisconsin and a commercial lending branch in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which offers mortgage banking offices in 20 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

# # #